Exhibit 32.1

Certificate pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Annual Report on Form 10-KSB for the year ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 14, 2005	/s/ H.N. Padget, Jr.
H.N. Padget, Jr..
President and Chief Executive Officer

April 14, 2005	/s/ William R. Blanton
William R. Blanton
Chief Operating Officer and Chief Financial Officer